Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Canadian Pacific Railway Limited, dated December 18, 2015, of our report dated December 18, 2015, relating to the financial statements and supplemental schedules of the CP 401(k) Savings Plan appearing in this Annual Report on Form 11-K of the CP 401(k) Savings Plan for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

December 18, 2015